UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2007 (June 18, 2007)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)  (Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 18, 2007 HRPT Properties Trust, or the Company, agreed to sell $250,000,000 aggregate principal amount of its 6.25% Senior Notes due 2017 (the “Notes”). The Notes are expected to be issued on June 25, 2007, and will be issued under a supplemental indenture (the “Supplemental Indenture”) to the Company’s indenture dated July 9, 1997. The Notes will be senior unsecured obligations of the Company and will have substantially the same covenants as the Company’s Floating Rate Senior Notes due 2011. The Company intends to use the estimated $247.4 million net proceeds of this offering to reduce amounts outstanding under its revolving credit facility. A prospectus supplement relating to the Notes will be filed with the Securities and Exchange Commission. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S ISSUANCE OF THE NOTES AND THE AMOUNT AND USE OF PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED. YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD LOOKING STATEMENTS.

Item 9.01.  Exhibits.

(d)      Exhibits

The Company hereby files the following exhibits:

1.1	Underwriting Agreement dated as of June 18, 2007 between HRPT Properties Trust and the underwriters therein, pertaining to $250,000,000 in aggregate principal amount of 6.25% Senior Notes due 2017.
4.1	Form of Supplemental Indenture between HRPT Properties Trust and U.S. Bank National Association, as Trustee, including the form of 6.25% Senior Note due 2017.
5.1	Opinion of Sullivan & Worcester LLP.
5.2	Opinion of Venable LLP.
8.1	Opinion of Sullivan & Worcester LLP re: tax matters.
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1).
23.2	Consent of Venable LLP (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer
Date: June 19, 2007